                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  ZONAGEN, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     -----------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                                 ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380

                                            April 18, 2000

To Our Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Zonagen, Inc. to be held on Tuesday, May 23, 2000, at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

     We look forward to seeing you on May 23, 2000.

                                            Sincerely,

                                            [/s/ JOSEPH S. PODOLSKI]
                                            Joseph S. Podolski
                                            President and Chief Executive
                                            Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2000

To the Stockholders of Zonagen, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Zonagen, Inc. (the "Company") will be held on Tuesday, May 23, 2000, at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the following purposes:

          1. To elect a board of five directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. To approve the Company's 2000 Employee Stock Purchase Plan;

          3. To approve the Company's 2000 Non-Employee Directors' Stock Option Plan;

          4. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 2000; and

          5. To act on such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 31, 2000 will be entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                                            By Order of the Board of Directors,

                                            [/s/ F. SCOTT REDING]
                                            F. Scott Reding
                                            Secretary

The Woodlands, Texas
April 18, 2000

                                 ZONAGEN, INC.
                        2408 TIMBERLOCH PLACE, SUITE B-4
                           THE WOODLANDS, TEXAS 77380

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 23, 2000

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors of Zonagen, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 23, 2000 (the "Annual Meeting"), at 11:00 a.m., Central Daylight Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

     Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

     The principal executive offices of the Company are located at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about April 18, 2000.

     In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

     All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will be asked to consider and act on the following matters:

          1. The election of a board of five directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. A proposal to approve the Company's 2000 Employee Stock Purchase Plan;

          3. A proposal to approve the Company's 2000 Non-Employee Directors' Stock Option Plan;

          4. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 2000; and

          5. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

                               QUORUM AND VOTING

     The close of business on March 31, 2000 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 11,283,224 shares of the Company's common stock, par value $.001 share (the "Common Stock").

     Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

     The presence, either in person or by proxy, of holders of shares representing a majority of the Common Stock entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the five persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

     All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Harris Trust & Savings Bank, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated and urges you to vote for the election of the five nominees identified below, who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their Proxies.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

     The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

                                                                             YEAR FIRST
                                                                               BECAME
NAME                               AGE       POSITION WITH THE COMPANY        DIRECTOR
----                               ---       -------------------------       ----------
Martin P. Sutter.................  44    Chairman of the Board                1987
Joseph S. Podolski...............  52    President, Chief Executive
                                         Officer, and Director                1992
Steven Blasnik...................  42    Director                             1990
Jeffrey M. Jonas, M.D. ..........  47    Director                             1998
Timothy McInerney................  39    Director                             1996

     Martin P. Sutter. Mr. Sutter, a co-founder of the Company, has served as Chairman of the Board of Directors since December 1987. Since July 1988, Mr. Sutter has been the Managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in Montgomery, Texas, and the General Partner of The Woodlands Venture Fund, L.P. Since June 1998, Mr. Sutter has been managing director of Essex Woodlands Health Ventures, L.L.C. Mr. Sutter is a director of Aronex Pharmaceuticals, Inc., a biotechnology company based in The Woodlands, Texas and several private health-care related companies. He has a B.S. degree from Louisiana State University and an M.B.A. from the University of Houston.

     Joseph S. Podolski. Mr. Podolski joined the Company in 1989 as Vice President of Operations and has served as President and Chief Executive Officer of the Company and as a director since 1992. Prior to joining the Company, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a M.S. in chemical engineering from the Illinois Institute of Technology.

     Steven Blasnik. Mr. Blasnik has served as a Director of the Company since April 1990. Since 1987, Mr. Blasnik has been employed by the Perot Group and is currently President of Perot Investments, Inc., an investment firm owned by Ross Perot. He is also a director of Perot Systems Corporation. From 1983 to 1987, Mr. Blasnik was an attorney at Hughes & Luce in Dallas, Texas. Mr. Blasnik has a B.S.E. from Princeton University and a J.D. from Harvard Law School.

     Jeffrey M. Jonas, M.D. Dr. Jonas has served as a Director of the Company since April 1998. Dr. Jonas has served as the President and Chief Executive Officer of AVAX Technologies, Inc., a biotechnology company based in Kansas City, Missouri, since June 1996. From 1991 through 1996, Dr. Jonas served in various capacities with The Upjohn Company, a pharmaceuticals company based in Kalamazoo, Michigan, serving most recently as Vice President -- Clinical Development and Chief Medical Officer. Dr. Jonas has a B.A. from Amherst College and an M.D. from Harvard Medical School.

     Timothy McInerney, R.Ph. Mr. McInerney has served as a Director of the Company since December 1996. Since 1992, Mr. McInerney has been a Managing Director of Paramount Capital, Inc. where he oversees the overall distribution of Paramount's private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co., and he held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John's University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS' MEETINGS AND COMPENSATION

     The Company's operations are managed under the broad supervision of the Board of Directors, that has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1999, the Board of Directors convened on four regularly scheduled occasions and took certain additional actions by unanimous written consent in lieu of meetings. All directors attended at least 75% of the meetings held by the Board and any committee of the Board on which he served during his tenure in 1999.

     Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company reimburses each non-employee director for travel expenses incurred in connection with attendance at Board meetings. For board meetings attended in person, certain non-employee directors receive $1,000.00 per meeting. Employee directors are eligible to participate in the Company's 1994 Employee and Consultant Stock Option Plan and the Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Incentive Plans"). Non-employee directors are entitled to participate in the Company's 1996 Non-employee Directors' Stock Option Plan (the "1996 Director Plan").

     Under the 1996 Director Plan, (i) each non-employee director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a non-employee director, and (ii) each non-employee director in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 2,500 shares of Common Stock effective on such date. Each non-employee director in office on the date of the adoption of the 1996 Director Plan was granted an option to purchase 25,000 shares of Common Stock on such date. In 1999, the Company granted options to acquire an aggregate of 12,500 shares of Common Stock to non-employee directors under the 1996 Director Plan. In March 2000, the Board of Directors approved paying each non-employee director $1,000.00 per meeting attended in person. In addition, the Board terminated the 1996 Director Plan (although all options previously granted will remain outstanding pursuant to their terms) and adopted the 2000 Director Plan (see Proposal No. 3: Approval of the Company's 2000 Non-Employee Directors' Stock Option Plan), both subject to stockholder approval.

BOARD COMMITTEES

     Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed four principal standing committees: the Executive Committee, the Compensation and Option Committee, the Audit Committee and the Nominating Committee. The Executive Committee, currently comprised of Messrs. Sutter and Podolski, is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee convened once in 1999. The Compensation and Option Committee, currently comprised of Messrs. Blasnik and McInerney, selects the employees to whom stock options are to be granted, determines the terms and conditions provided for in each option grant and reviews and recommends to the Board of Directors the amount of compensation to be paid to officers of the Company. The Compensation and Option Committee convened on seven occasions in 1999 and took certain additional actions by unanimous written consent in lieu of meetings. The Audit Committee, currently comprised of Dr. Jonas, Dr. Nelson Levy (a current director not standing for re-election) and Mr. McInerney, provides assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the Board of Directors the engagement by the Company of its independent public accountants, approves services performed by the Company's independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the Board of Directors and the Company's independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The Nasdaq Stock Market, Inc. The Audit Committee convened on one occasion in 1999. The Nominating Committee is currently comprised of Messrs. Sutter and Podolski, and did not meet during 1999.

                               PROPOSAL NUMBER 2:

                           APPROVAL OF THE COMPANY'S
                       2000 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board adopted the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan") on April 17, 2000. The Purchase Plan provides the Company's employees with an opportunity to purchase Common Stock through accumulated payroll deductions. The purpose of the Purchase Plan is to allow all of the Company's eligible employees to acquire a proprietary interest in the Company and to, thereby, incentivize such employees to maximize the value of the Company for the Company's stockholders. The following summary of the Purchase Plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Appendix A.

     A total of 150,000 shares of Common Stock has been reserved for issuance under the Purchase Plan through December 2000. In addition, the Purchase Plan provides for annual increases in the number of shares available for issuance under the Purchase Plan on the first day of each year, beginning January 1, 2001, in an amount equal to 50,000 shares.

SUMMARY OF THE PLAN

     The Board or a committee appointed by the Board administers the Purchase Plan. The Board or its committee has full and exclusive authority to interpret the terms of the Purchase Plan and determine eligibility.

     Employees are eligible to participate if they are employed by the Company or any participating subsidiary for at least 20 hours per week. However, an employee may not be granted the right to purchase Common Stock under the Purchase Plan:

          (a) if such an employee, immediately after the grant of such purchase right, owns stock possessing five percent or more of the total combined voting power or value of all classes of the Company's capital stock, or

          (b) if, and to the extent that, such an employee has rights to purchase stock under all of the Company's employee stock purchase plans in excess of $25,000 worth of stock for each calendar year.

     The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), provides for offering periods of 24 months, including four six-month purchase periods. The offering periods will generally start on the first trading day on or after January 1 of every other year, except for the first offering period which commenced on April 17, 2000 (the date the Board adopted this Purchase Plan), subject to stockholder approval and will end on the last trading day on or before December 31, 2001.

     The Purchase Plan permits participants to purchase Common Stock though payroll deductions of up to 15% of the participant's "compensation," subject to the aggregate dollar limitation mentioned above. Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation.

     Amounts deducted and accumulated for the participant's account are used to purchase shares of Common Stock on the last trading day of each purchase period at a price of 85% of the lower of the fair market value of the Common Stock at the beginning of the offering period or the fair market value of the Common Stock at the end of the applicable purchase period. Participants may reduce their withholding percentage to zero at any time during an offering period and may increase their withholding percentage or decrease it, but to more than zero, on the first day of each purchase period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with the Company.

     A participant may not transfer rights granted under the Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the Purchase Plan.

     The Purchase Plan provides that, if the Company merges with or into another corporation or enters into the sale of substantially all of the Company's assets, a successor corporation may assume or substitute for each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set.

     The Purchase Plan will terminate in 2010. However, the Board has the authority to amend or terminate the Purchase Plan at any time and may apply any action to affect their outstanding rights to purchase stock under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment by qualifying the Purchase Plan under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant, including the purchase discount received by participants in the Purchase Plan, until the sale or disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN.

                               PROPOSAL NUMBER 3:

                           APPROVAL OF THE COMPANY'S
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

GENERAL

     On April 17, 2000 (the "Adoption Date"), the Board adopted the Company's 2000 Non-Employee Directors' Stock Option Plan (the "2000 Director Plan") to provide for the automatic grant of options to purchase shares of Common Stock to the Company's non-employee directors. The purpose of the 2000 Director Plan is to promote the interests of the Company by providing the Company's directors with a proprietary interest in the Company. The Board administers the plan, unless it delegates administration to a committee. Simultaneously with adoption of the 2000 Director Plan, the Board terminated the 1996 Director Plan; however, any previously granted options under the terminated 1996 Director Plan shall continue in force unaffected by such action. The following summary of the 2000 Director Plan is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Appendix B.

SUMMARY OF THE PLAN

     Shares Reserved. The Company has reserved a total of 500,000 shares of Common Stock for issuance under the 2000 Director Plan. On the day after each annual meeting of the stockholders, for 9 years, starting in 2001, the total number of shares reserved for issuance under the Director Plan will be increased by a number of shares equal to the greater of:

          (a) 0.5% of the Company's outstanding shares as of the end of the previous fiscal year; or

          (b) that number of shares that could be issued under options granted under the 2000 Director Plan during the prior 12 month period.

     If an optionholder does not purchase the shares under the option before the option expires or otherwise terminates, the shares that are not purchased again become available for issuance under the 2000 Director Plan.

     Initial Grants. Each person who is either first elected or appointed as a non-employee director after adoption of the 2000 Director Plan or served as a director on the Adoption Date will automatically receive an option for 40,000 shares, effective on either the date the director first becomes a member of the Board or the Adoption Date, whichever is applicable.

     Annual Grants. In addition, on the date of each subsequent annual meeting of stockholders, beginning with the annual meeting in 2001, each non-employee director will automatically be granted an option to purchase 5,000 shares of Common Stock.

     Chairman Grants. The person who served as Chairman of the Board on the Adoption Date and any person who is subsequently elected or appointed as Chairman of the Board for the first time following adoption of the 2000 Director Plan will automatically be granted an option to purchase 10,000 shares of Common Stock. In addition, on the date of each subsequent annual meeting of stockholders, beginning with the annual meeting in 2001, the person who is then Chairman of the Board will automatically be granted an option to purchase 10,000 shares of Common Stock. These grants to the Chairman of the Board will be in addition to initial and annual grants that the Chairman of the Board receives under the 2000 Director Plan in his capacity as a member of the Board.

     Vesting and Exercise Terms. Initial option grants under the 2000 Director Plan will vest and become exercisable as to one-fifth of the shares underlying such option on each anniversary date following such grant over a period of five years. Annual option grants, including the annual grant to the Chairman of the Board, will vest and become exercisable as to all of the shares underlying such option on the first anniversary date following the grant. All options granted under the 2000 Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. All vested options granted under the 2000 Director Plan are exercisable for a two year period following a director's termination of service as a director, but not beyond the term thereof (ten years).

     Effect of a Merger on Options. If the Company dissolves or liquidates, outstanding options will terminate immediately prior to the event. If the Company sells, leases or disposes of all or substantially all of its assets, or is acquired pursuant to a merger or consolidation, all outstanding options held by such optionholder immediately will vest and become exercisable in full.

     Options Issued. The 2000 Director Plan became effective on the Adoption Date, subject to approval by the stockholders at the Annual Meeting to which this Proxy Statement relates. Effective as of the Adoption Date, all of the Company's non-employee directors at that time received an initial grant as set forth above of an option to purchase 40,000 shares of Common Stock. Additionally, the Chairman of the Board received, on the Adoption Date, an option to purchase 10,000 shares of Common Stock. The following chart sets forth the grants made on the Adoption Date subject to approval by the stockholders, none of which have currently vested or become exercisable:

                                                     AMOUNT OF SHARES
DIRECTOR                                        UNDERLYING OPTIONS GRANTED
--------                                        --------------------------
Martin P. Sutter..............................            40,000
Steven Blasnik................................            40,000
Jeffrey M. Jonas..............................            40,000
Timothy McInerney.............................            40,000
Nelson Levy...................................            40,000
Martin P. Sutter, as Chairman of the Board....            10,000
                                                         -------
          Total...............................           210,000
                                                         =======

     Dr. Levy is not standing for reelection at the Annual Meeting. None of the shares underlying the option granted to him under the Director Plan will have vested or become exercisable at that time. As a result,

Dr. Levy will not be able to exercise his option granted under the 2000 Director Plan and all shares underlying the option granted to him will be returned to the 2000 Director Plan and be available for future option grants.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 DIRECTOR PLAN

     General. A non-employee director will not recognize any taxable income at the time an option is granted. Ordinary income will be recognized by a non-employee director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock received over the option price for such shares. The non-employee director will generally recognize a capital gain or loss upon a subsequent sale of the shares of Common Stock.

     Deductibility. Upon a non-employee director's exercise of an option granted under the 2000 Director Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the non-employee director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                               PROPOSAL NUMBER 4:

          RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 2000, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation and Option Committee (the "Committee") of the Board of Directors of the Company currently consists of Steven Blasnik and Timothy McInerney, neither of whom is an officer or employee of the Company. The Committee is responsible for evaluating the performance of management and determining the compensation for executive officers of the Company and for administering the Company's Incentive Plans under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 1999:

     Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal and corporate goals or milestones and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to that of the Company. Such competitive group does not necessarily include the companies comprising the indexes reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management, the Committee takes into consideration such factors as the Company's achieving specified milestones or goals in its clinical development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability.

     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the industry or broad market indexes reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1999 were comparable to the Company's peer group companies.

     In addition to each executive officer's base compensation, the Committee may award cash bonuses and the Committee may grant awards under the Company's Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

     All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's Incentive Plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the

Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Incentive Plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1.0 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1.0 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The annual base salary of Joseph S. Podolski, the Company's President and Chief Executive Officer, was increased to $225,000 for 1999. In increasing Mr. Podolski's annual base salary for 1999, the Committee evaluated a number of factors, including Mr. Podolski's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Mr. Podolski's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

     Mr. Podolski was granted an incentive bonus of $13,680 for 1999. Of this amount, $11,250 was related to the standard incentive bonus awards to the Company's executive officers which are based on the achievement of certain personal and corporate milestones by Mr. Podolski for 1999 and $2,430 was for his 1999 incentive award relating to royalties received pursuant to the License Agreement with Schering-Plough Corporation. In October 1997, the Committee agreed to award Mr. Podolski an incentive bonus in the years ended December 31, 1997, 1998 and 1999, which bonus will be equal to 1% of the net license fees, milestone payments and royalties received by the Company pursuant to a License Agreement with Schering Plough Corporation and its affiliates during that calendar year. These bonus payments are contingent on Mr. Podolski's continued employment with the Company at the time of payment. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Mr. Podolski under its general plan of incentive bonus awards for the Company's executive officers. The Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Mr. Podolski has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals and his own achievement of certain personal milestones as determined by the Committee from time to time.

     Mr. Podolski was granted options to purchase 35,000 shares under the Company's Incentive Plans during 1999. Mr. Podolski participates in the Company's Incentive Plans on the same general terms as other participants in the Plan, although the amount of shares underlying option grants to Mr. Podolski has historically been larger than for other employees as a result of his position.

     The foregoing report is given by the following members of the Committee:

                                 Steven Blasnik
                               Timothy McInerney

     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

NAME                         AGE                          POSITION
----                         ---                          --------
Joseph S. Podolski.........  52    President, Chief Executive Officer and Director
Paul Lammers M.D., M.Sc....  42    Senior Vice President, Clinical and Regulatory Affairs
F. Scott Reding............  48    Senior Vice President, Chief Financial Officer and
                                   Secretary
David B. Bowman............  44    Vice President, Operations
Louis Ploth, Jr. ..........  45    Vice President, Finance
Michael T. Redman..........  45    Vice President, Business Development

     Information regarding the business experience of Mr. Podolski is set forth above under the heading "Nominees for Election as Directors."

     Paul Lammers, M.D., M.Sc. Dr. Lammers joined the Company as Senior Vice President, Clinical and Regulatory Affairs in 1998. Previously Dr. Lammers was with Hoechst Marion Roussel where he managed the Medical Services Group as Head of Medical Services in International Marketing. Prior to joining Hoechst, Dr. Lammers was employed for eight years at Organon, Inc., serving most recently as Medical Director and Director of Medical Services. Dr. Lammers holds M.Sc. and M.D. degrees from Catholic University, Nijmegen, The Netherlands.

     F. Scott Reding. Mr. Reding joined the Company as Senior Vice President and Chief Financial Officer in March 1999. Previously Mr. Reding was with Immunotherapy, Inc. where he was Vice President, Chief Financial Officer and Treasurer from 1996 to 1998. Prior to joining Immunotherapy, Mr. Reding was employed for eight years at Nomura Securities International, Inc. serving most recently as Head of U.S. Healthcare Group. Mr. Reding holds an M.B.A. from Columbia University and an A.B. degree from Brown University.

     David B. Bowman. Mr. Bowman joined the Company in 1990 as Laboratory Manager. In 1996 Mr. Bowman was promoted to Director of Manufacturing and Preclinical Operations and has served as Vice President, Operations since 1997. Prior to joining Zonagen, Mr. Bowman was employed by Monsanto Company, where he focused on product development, technical support and start-up of manufacturing facilities. Mr. Bowman holds B.S. and M.P.H. degrees from the University of Michigan.

     Louis Ploth, Jr. Mr. Ploth has fourteen years experience in the biotechnology industry. He joined Zonagen in 1993 and served as Chief Financial Officer from his hiring until March 1999, as well as Vice President, Business Development from his hiring until November 1998. Currently Mr. Ploth serves as Vice President, Finance. Previously Mr. Ploth was employed by Unisyn Technologies where he served concurrently as Chief Financial Officer and as Vice President of Finance and Administration. Mr. Ploth was also Corporate Controller of Synbiotics Corporation. Mr. Ploth has a B.S. degree from Montclair State College.

     Michael T. Redman. Mr. Redman joined the Company as Vice President, Business Development in November 1998. Prior to joining Zonagen, Mr. Redman was Vice President of Business Development at Particle Dynamics, a division of KV Pharmaceutical, from 1997 to 1998 and Director of Sales and Marketing at Eurand, a wholly owned subsidiary of American Home Products, from 1994 to 1997. Mr. Redman was also employed at Biovail Corporation and Corning, Inc. Mr. Redman holds a B.A. degree in biochemistry from the University of Missouri.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's President and Chief Executive Officer and to each of the four highest paid executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):

                                                           LONG-TERM COMPENSATION
                                                          ------------------------
                                ANNUAL COMPENSATION       RESTRICTED   SECURITIES
                             --------------------------     STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     AWARDS ($)   OPTIONS (#)   COMPENSATION(1)
---------------------------  ----   --------   --------   ----------   -----------   ---------------
Joseph S. Podolski.........  1999   $225,000   $ 13,680(2)     --        35,000          $ 6,000(3)
  President and Chief        1998    200,000    136,630       --             --            6,000(3)
  Executive Officer          1997    200,000    135,000       --             --            6,000(3)
Paul Lammers...............  1999   $181,248         --       --         35,000               --
  Senior Vice President,     1998    122,724         --       --         40,000          $42,029(4)
  Clinical and Regulatory    1997         --         --       --             --               --
  Affairs
F. Scott Reding............  1999   $145,833         --       --         75,000          $ 2,906(4)
  Senior Vice President,     1998         --         --       --             --               --
  Chief Financial Officer
     and                     1997         --         --       --             --               --
  Secretary
Louis Ploth, Jr. ..........  1999   $121,200   $ 28,500       --         30,000               --
  Vice President, Finance    1998    112,250         --       --          5,000               --
                             1997    100,228     35,000       --         20,000               --
Michael T. Redman..........  1999   $131,250         --       --         25,000          $19,470(4)
  Vice President, Business   1998     18,750         --       --         25,000               --
  Development                1997         --         --       --             --               --

---------------

(1) During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.

(2) Performance bonus paid in 2000 but earned in 1999.

(3) Represents car allowance.

(4) Represents relocation allowance.

  Option Grants in 1999

     The following table provides certain information with respect to options granted to the President and Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1999 under the Company's Incentive Plans:

                                                INDIVIDUAL GRANTS
                           ------------------------------------------------------------
                                         PERCENT OF                                       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF       TOTAL                                          ASSUMED ANNUAL RATES OF STOCK
                           SECURITIES     OPTIONS                  MARKET                 PRICE APPRECIATION FOR OPTION
                           UNDERLYING    GRANTED TO               PRICE ON                           TERM(1)
                            OPTIONS     EMPLOYEES IN   EXERCISE   DATE OF    EXPIRATION   ------------------------------
NAME                       GRANTED(#)   FISCAL YEAR     PRICE      GRANT        DATE       0%       5%           10%
----                       ----------   ------------   --------   --------   ----------   ----   ---------   -----------
Joseph S. Podolski.......    35,000         8.6%        $ 2.94     $ 2.94    10/18/2009    --    $ 64,669    $  163,885
Paul Lammers.............    35,000         8.6%        $ 2.94     $ 2.94    10/18/2009    --    $ 64,669    $  163,885
F. Scott Reding..........    40,000         9.8%        $26.50     $26.50    02/22/2009    --    $666,628    $1,689,367
                             35,000         8.6%          2.94       2.94    10/18/2009    --      64,669       163,885
Louis Ploth, Jr. ........    10,000         2.4%        $29.00     $29.00    03/12/2009    --    $182,379    $  462,185
                             20,000         4.9%          2.94       2.94    10/18/2009    --      36,954        93,648
Michael T. Redman........    25,000         6.1%        $ 2.94     $ 2.94    10/18/2009    --    $ 46,192    $  117,060

---------------

(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

  Option Exercises and Holdings

     The following table sets forth information concerning option exercises and the value of unexercised options held by the President and Chief Executive Officer and each of the Named Executive Officers of the Company named in the Summary Compensation Table as of the end of the last fiscal year:

                      AGGREGATED OPTION EXERCISES IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS HELD AT               OPTIONS HELD AT
                           SHARES                         DECEMBER 31, 1999           DECEMBER 31, 1999(1)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Joseph S. Podolski.....    14,021        $48,513       182,549        105,000       $162,110        $50,295
Paul Lammers...........        --             --         8,000         67,000             --         50,295
F. Scott Reding........        --             --            --         75,000             --         50,295
Louis Ploth, Jr. ......        --             --        48,500         43,200          2,513         29,490
Michael T. Redman......        --             --         7,000         53,000             --         35,925

---------------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1999 was $4.375, based on the closing sales price on the Nasdaq Stock Market on December 31, 1999.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Podolski, Lammers, Reding, Bowman, Ploth and Redman which provide for current annual salaries of $225,000, $183,750, $183,750, $110,000, $129,600 and $140,000,
respectively. The agreements provide that the Company will pay Messrs. Podolski, Lammers, Reding, Bowman, Ploth and Redman an annual incentive bonus as may be approved by the Board of Directors and that Messrs. Podolski, Lammers, Reding, Bowman, Ploth and Redman are entitled to participate in all employee benefit plans sponsored by the Company. Mr. Podolski's employment agreement provides for a primary term expiring in January 2001, with automatic annual renewals unless terminated by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for one year following termination. The employment agreements for Messrs. Lammers, Reding, Bowman, Ploth and Redman expire in April 2001, February 2001, October 2001, October 2000 and November 2000, respectively, with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Messrs. Lammers, Reding, Bowman, Ploth and Redman are entitled to salary and certain employment benefits for six months following termination.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Market Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the fiscal years ending December 31, 1994 to December 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN
                              AMONG ZONAGEN, INC.,
                        NASDAQ COMBINED MARKET INDEX AND
                     NASDAQ PHARMACEUTICAL COMPANIES INDEX
[GRAPH]

                                                                             NASDAQ COMBINED MARKET       NASDAQ PHARMACCUTICAL
                                                      ZONAGEN, INC.                   INDEX                  COMPANIES INDEX
                                                      -------------          ----------------------       ---------------------
12/31/94                                                 100.00                      100.00                      100.00
12/31/95                                                 150.00                      140.19                      183.41
12/31/96                                                 129.31                      171.63                      183.98
12/31/97                                                 250.86                      209.59                      189.98
12/31/98                                                 263.79                      289.77                      241.95
12/31/99                                                  60.34                      534.02                      450.29

----------------------------------------------------------------------------------------------------------------
                                     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
----------------------------------------------------------------------------------------------------------------
 Zonagen, Inc.                         100         150.00       129.31       250.86       263.79        60.34
 Nasdaq Combined Market Index          100         140.19       171.63       209.59       289.77       534.02
 Nasdaq Pharmaceutical Companies
  Index                                100         183.41       183.98       189.98       241.95       450.29

     The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Option Committee currently consists of Messrs. Blasnik and McInerney. During fiscal 1999, no executive officer of the Company served as
(i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2000 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                AMOUNT AND
                                                                 NATURE OF
                                                                BENEFICIAL
                                                               OWNERSHIP OF         PERCENTAGE
NAME OF BENEFICIAL OWNER                                      COMMON STOCK(1)       OF CLASS(2)
------------------------                                      ---------------      -------------
Petrus Fund, L.P. ..........................................       755,793              6.7%
  12377 Merit Dr., Suite 1700
  Dallas, TX 75251
Samuel G. Rose..............................................       626,900              5.6%
  5301 Wisconsin Avenue NW, Suite 510
  Washington, DC 20015
Steven Blasnik..............................................       790,584(3)           7.0%
Joseph S. Podolski..........................................       205,170(4)           1.8%
Martin P. Sutter............................................       200,344(5)           1.8%
Timothy McInerney R.Ph......................................       101,617(6)         *
Jeffery M. Jonas, MD........................................        14,791(7)         *
Nelson Levy, PhD, MD........................................        12,550(8)         *
Louis Ploth, Jr.............................................        52,900(9)         *
Paul Lammers, MD, M.Sc......................................        16,000(10)        *
F. Scott Reding.............................................         8,100(11)        *
Michael T. Redman...........................................         7,000(12)        *
All directors and executive officers
  As a group (11 persons)...................................     1,449,356(3)-(12)     12.4%

---------------

  * Does not exceed one percent.

 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.

 (2) In accordance with the rules of the Securities and Exchange Commission, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after March 1, 2000.

 (3) Includes (i) 755,793 shares of Common Stock which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) 34,791 shares of Common Stock issuable upon the exercise of options. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.

 (4) Includes (i) 300 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) 182,549 shares of Common Stock issuable upon the exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.

 (5) Includes (i) 115,029 shares of Common Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with Essex/Woodlands Health Ventures, L.P., (ii) 34,791 shares of Common Stock issuable upon the exercise of options and (iii) 524 shares of Common Stock which are held by certain of Mr. Sutter's family members. Mr. Sutter disclaims beneficial ownership of the shares owned by Essex/Woodlands Health Ventures, L.P. and by his family members.

 (6) Includes (i) 51,194 shares of Common Stock issuable upon the exercise of warrants, (ii) 22,291 shares of Common Stock issuable upon the exercise of options, and (iii) 3,131 shares of Common Stock which are held by certain of Mr. McInerney's family members. Mr. McInerney disclaims beneficial ownership of the shares owned by his family members.

 (7) Represents 14,791 shares of Common Stock issuable upon the exercise of options.

 (8) Dr. Levy is not standing for reelection to the Board but is included in this table because he will remain a director of the Company until the Annual Meeting. Includes 12,500 shares of Common Stock issuable upon exercise of options and 50 shares owned by a family member but as to which he disclaims beneficial ownership. In connection with his withdrawal from the Board of Directors, the Board agreed to provide Dr. Levy with a two year period following his departure from the Board in which to exercise his vested options.

 (9) Includes 50,500 shares of Common Stock issuable upon the exercise of options.

 (10) Represents 16,000 shares of Common Stock issuable upon the exercise of options.

 (11) Includes (i) 100 shares of Common Stock which are held by a certain family member of Mr. Reding and (ii) 8,000 shares of Common Stock issuable upon the exercise of options. Mr. Reding disclaims beneficial ownership of the shares owned by his family member.

 (12) Represents 7,000 shares of Common Stock issuable upon the exercise of options.

                         COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner, except for one filing on Form 3 for F. Scott Reding and two filings on Form 5 for Martin P. Sutter and Timothy McInerney, all of which were filed late.

                            PROPOSAL OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 17, 2000 if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380.

                                            By Order of the Board of Directors

                                            [/s/ F. SCOTT REDING]
                                            F. Scott Reding
                                            Secretary

April 18, 2000
The Woodlands, Texas

                                                                      APPENDIX A

                                 ZONAGEN, INC.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

     (d) "Company" shall mean Zonagen, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

     (f) "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

     (h) "Enrollment Date" shall mean the first Trading Day of each Purchase Period.

     (i) "Exercise Date" shall mean the last Trading Day of each Purchase
Period.

     (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k) "Offering Periods" shall mean the periods of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 of every other year commencing January 1, 2002, and terminating on the last Trading Day in the period ending twenty-four months later; provided, however, that the first Offering Period under the Plan shall commence on April 17, 2000 (the date the Board adopted the Plan) and end on the last Trading Day on or before December 31, 2001. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     (l) "Plan" shall mean this 2000 Employee Stock Purchase Plan.

     (m) "Purchase Period" shall mean the six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date; provided, however, that the first Purchase Period of the first Offering Period shall begin on April 17, 2000 provided that the stockholders approve this Plan at the Company's 2000 Annual Meeting. The Board shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

     (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3. Eligibility.

     (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on April 17, 2000 and end on the last Trading Day on or before December 31, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option.

     (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10. Withdrawal.

     (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

     (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one hundred fifty thousand (150,000) shares plus an annual increase to be added on the first day of the Company's fiscal year beginning on January 1, 2001, equal to 50,000 shares.

     (b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     15. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. Amendment or Termination.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant's rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii) allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors, and shall be approved by the Company's stockholders within 12 months after such adoption. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 20 hereof.

                                                                      APPENDIX B

                                 ZONAGEN, INC.

                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSES.

     (a) Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

     (b) Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Options.

     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

2. DEFINITIONS.

     (a) "Annual Grant" means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b) of the Plan.

     (b) "Annual Meeting" means the annual meeting of the stockholders of the Company.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Chairman's Grant" means an Option granted to the Chairman of the Board who meets the specified criteria pursuant to Section 6(c) of the Plan.

     (e) "Common Stock" means the common stock, par value $.001 per share, of the Company.

     (f) "Company" means Zonagen, Inc., a Delaware corporation.

     (g) "Continuous Service" means that the Optionholder's service with the Company or an affiliate, whether as an employee, director or consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an affiliate as an employee, consultant or director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a consultant of an affiliate or an employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (h) "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (i) "Initial Grant" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a) of the Plan.

     (j) "Non-Employee Director" means a member of the Board who is not an employee of the Company or a subsidiary or a parent corporation.

     (k) "Option" means a nonstatutory stock option granted pursuant to the Plan.

     (l) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (m) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (n) "Plan" means this Zonagen, Inc. 2000 Non-Employee Directors' Stock Option Plan.

     (o) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor to Rule 16b-3, as in effect from time to time.

     (p) "Securities Act" means the Securities Act of 1933, as amended.

3. ADMINISTRATION.

     (a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

     (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine the provisions of each Option to the extent not specified in the Plan.

          (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 12.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

     (c) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

     (a) Share Reserve. Subject to the provisions of Section 4(b) below and
Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 500,000 shares of Common Stock.

     (b) Evergreen Share Reserve Increase.

          (i) Notwithstanding Section 4(a) hereof, on the day after each Annual Meeting (the "Calculation Date") for a period of nine (9) years, commencing with the Annual Meeting in 2001, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by that number of shares equal to the greater of (1) 0.5 percent (0.5%) of the outstanding shares at the end of the previous fiscal year or
     (2) the number of shares of Common Stock subject to Options granted during the prior 12-month period; provided, however, that the Board, from time to time, may provide for a lesser increase in the aggregate number of shares of Common Stock that is available for issuance under the Plan.

     (c) Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

     (d) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY. The Options as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6. NON-DISCRETIONARY GRANTS.

     (a) Initial Grants. Without any further action of the Board, each person
(i) who is elected or appointed for the first time to be a Non-Employee Director, but excluding any person who immediately prior to such election or appointment is a member of the Board, or (ii) who is a Non-Employee Director at the time this Plan is adopted by the Board automatically shall, upon either (A) the date of his or her initial election or appointment to be a Non-Employee Director or (B) the date of adoption of this Plan by the Board, whichever is applicable, be granted an Initial Grant to purchase 40,000 shares of Common Stock on the terms and conditions set forth herein.

     (b) Annual Grants. Without any further action of the Board, on the day following each Annual Meeting, commencing with the Annual Meeting in 2001, each person who is then a Non-Employee Director, automatically shall be granted an Annual Grant to purchase 5,000 shares of Common Stock on the terms and conditions set forth herein.

     (c) Chairman's Grants. Without any further action of the Board, (i) the person who is serving as Chairman of the Board when this Plan is adopted by the Board automatically shall, upon the date when this Plan is adopted by the Board, be granted a Chairman's Grant to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein, (ii) the person who is elected or appointed for the first time to be Chairman of the Board automatically shall, upon the date of his or her initial election or appointment to be Chairman of the Board, be granted a Chairman's Grant to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein and (iii) on the day following each Annual Meeting, commencing with the Annual Meeting in 2001, the person who is then Chairman of the Board automatically shall be granted a Chairman's Grant to purchase 10,000 shares of Common Stock on the terms and conditions set forth herein. The Chairman's Grant shall be in addition to the Initial Grants and Annual Grants provided under Sections 6(a) and (b) above.

7. OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of 10 years from the date it was granted.

     (b) Exercise Price. The exercise price of each Option shall be 100% of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Internal Revenue Code of 1986, as amended.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock (iii) delivery to the Company of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option price or (iv) any combination of the above. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     (d) Transferability. An Option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) by gift, in a form satisfactory to the Company, to a member of the "immediate family" of the Optionholder as that term is defined in 17 C.F.R. 240.16a-1(e). In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (e) Vesting. Options shall vest as follows:

          (i) Initial Grants shall provide for vesting of 1/5th of the shares subject to the Option on each of the first five Annual Meeting dates after the date of the grant.

          (ii) Annual Grants and Chairman's Grants shall provide for vesting of all of the shares subject to the Option on the first Annual Meeting after the date of the grant.

     (f) Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates, the Optionholder may exercise his or her Option (only to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date two years following the termination of the Optionholder's Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. The Option shall no longer vest under Section 7(e) above following such termination.

8. COVENANTS OF THE COMPANY.

     (a) Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10. MISCELLANEOUS.

     (a) Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (b) No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect or limit the right of the Company or an Affiliate to terminate the employment or service of the Optionholder.

     (c) Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (d) Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of full consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to
Section 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall accelerate and subsequently terminate immediately prior to such event.

     (c) Asset Sale, Merger, Consolidation or Reverse Merger. In the event of
(i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (each event, a "CHANGE IN CONTROL"), then the vesting of such Options shall be accelerated in full upon the consummation of such event.

12. AMENDMENT OF THE PLAN AND OPTIONS.

     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

     (c) No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (d) Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the 10th anniversary of the date the Plan is adopted by the Board. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14. EFFECTIVE DATE OF PLAN. The Plan shall become effective when adopted by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months after the date the Plan is adopted by the Board.

15. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.

                                 ZONAGEN, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                             ]

1.  ELECTION OF DIRECTORS--
    Nominees: 01-Martin P. Sutter, 02-Joseph S. Podolski, 03-Steven Blasnik,
              04-Jeffrey M. Jonas, M.D., and 05-Timothy McInerney, R.Ph.

           For              Withhold            For All
           All                All               Except*
           [ ]                [ ]                 [ ]


    ---------------------------------------------------------------------------
    * INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided:

2.  To approve the Company's 2000 Employee Stock Purchase Plan.

           For              Against            Abstain
           [ ]               [ ]                 [ ]

3.  To approve the Company's 2000 Non-Employee Directors' Stock Option Plan.

           For              Against            Abstain
           [ ]               [ ]                 [ ]

4. To ratify the election of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ended December 31, 2000.

           For              Against            Abstain
           [ ]               [ ]                 [ ]

5. At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                                       Dated:                             , 2000
                                             -----------------------------

                                       Signature(s)
                                                   -----------------------------


                                       -----------------------------------------
                                       Please date, sign as name appears at the left, and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, President, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                                 ZONAGEN, INC.

                       THE ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph S. Podolski and F. Scott Reding or their designees as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, May 23, 2000, at 11:00 a.m., Central Daylight Savings Time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

     THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR THE APPROVAL OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN, FOR THE APPROVAL OF THE COMPANY'S 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------